Exhibit 99.2

						Six Months Ended
	Fiscal Year Ended September 30,					March 31,
	2007	2008	2009	2010	2011	2011	2012
						unaudited
Earnings
Earnings (loss) before income taxes	(536,072)	(710,188)	(181,781)	(147,925)	(196,818)	(105,069)	(73,751)
Plus: Fixed charges	154,502	145,345	137,533	130,760	134,490	66,938	65,683
Less: Capitalized interest	(148,444)	(84,474)	(50,451)	(53,102)	(57,378)	(27,322)	(26,801)
Add: Interest amortized to COS	127,530	112,262	54,714	52,243	46,382	15,173	25,479
Add: Interest impaired to COS	12,350	13,795	3,376	2,313	1,907	1,409	53

Earnings available for fixed charges	(390,134)	(523,260)	(36,609)	(15,711)	(71,417)	(48,871)	(9,337)

Fixed Charges	154,502	145,345	137,533	130,760	134,490	66,938	65,683

Ratio of Earnings to Fixed Charges	(a )	(a )	(a )	(a )	(a )	(a )	(a )

(a)	Earnings for the fiscal years ended September 30, 2007, 2008, 2009, 2010 and 2011 and the six months ended March 31, 2011 and 2012 were insufficient to cover fixed charges by $390 million, $523 million, $37 million, $16 million, $71 million, $49 million and $9 million, respectively.